CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-93654) pertaining to the 1995 Stock Option Plan of
R.H. Phillips, Inc. and the Registration Statement (Form S-8 No.
33-83727) pertaining to the 1999 Employee Stock Purchase Plan of
R.H. Phillips, Inc. of our report dated March 15, 2000, with respect to the financial statements and schedule of R.H. Phillips, Inc.
included in the Annual Report (Form 10-KSB) for the year ended
December 31, 1999.

										     //s// ERNST & YOUNG LLP

Sacramento, California
March 24, 2000